UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Kansas Petroleum Resources, LLC Agreement

On August 19, 2013, Cardinal Energy Group, Inc., (the “we”, “us”, “our”) entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) to purchase a 100% working interest in oil and gas leasehold assets, wells and other operational assets (the “Oil and Gas Assets”) of Kansas Petroleum Resources, LLC, a Kansas limited liability company, an unrelated third party (“KPR”). The Oil and Gas Assets include an 80% net revenue interest in oil and gas leases that cover approximately 17,000 acres of land and include 19 oil and gas wells located in Pawnee and Hodgeman counties, Kansas. The wells are located within the oil producing zones in Kansas known as the Mississippian limestone play, Lansing-Kansas City limestone reservoirs, the Cherokee sand basin and the Permian Chase Group formations.

We agreed to purchase the Oil and Gas Assets for $27,500,000 payable $25,000,000 in cash at closing and $2,500,000 in shares of our common stock valued at the average closing price of the shares quoted on the OTCQB during the 10 trading days prior to the closing date. The closing date must occur on or before September 30, 2013 provided that if our lenders are not ready to close by this date and we have has used diligent efforts, the closing date may be extended (if necessary) for up to 30 days.

The closing of the Purchase and Sale Agreement is conditioned upon certain, limited customary representations and warranties, as well as our completion of certain due diligence, KPR’s compliance in all material respects with its obligations under the agreement, including its representations and warranties and our completion of an audit of the financial records related to the Oil and Gas Assets, and our closing on financing for the transaction.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by the Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

San Diego Investment Conference, LLC

Effective on or about August 19, 2013, Cardinal Energy Group, Inc. (the “Company”) entered into a Platinum Level Sponsorship Agreement (the “Agreement”) with San Diego Investment Conference, LLC (dba West Coast Wall Street Conference) pursuant to which, in part, the Company shall participate as a sponsor in the West Coast Wall Street Conference and the San Diego Investment Conference to be held in 2013 in Southern California. In satisfaction of the $25,000 sponsorship fee, the Company shall issue to Bob Sully Sullivan and Patrick A. Howell, 13,459 and 20,188 shares of the Company’s restricted common stock, respectively.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 related to the San Diego Investment Conference Agreement, of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As described above, the Company is issuing to Messrs. Sullivan and Howell, a total of 33,647 restricted shares of its Common Stock valued at approximately $25,000 ($0.743 per share) based on the formula set forth in the Agreement. The issuance of such shares shall be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

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Item 7.01 Regulation FD Disclosure.

On August 21, 2013, we will issue a press release announcing the signing of the Purchase and Sale Agreement. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Cardinal Energy Group, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Purchase and Sale Agreement dated August 19, 2013 between Kansas Petroleum Resources, LLC and Cardinal Energy Group, Inc.
10.2	Platinum Level Sponsorship Agreement with San Diego Investment Conference, LLC dated August 19, 2013
99.1	Press release of Cardinal Energy Group, Inc. dated August 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: August 21, 2013	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer

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